Exhibit 99.1
Eastern Bankshares, Inc. Reports Second Quarter 2025 Financial Results
Strong Performance Reflects Focus on Growth and Profitability

•Net income of $100.2 million, or $0.50 per diluted share, included GAAP tax benefit related to losses from investment portfolio repositioning completed in the first quarter.
•Operating net income of $81.7 million, or $0.41 per diluted share.
•Return on average assets of 1.60%, or 1.30% on an operating basis; return on average tangible equity of 16.44%, or 13.56% on an operating basis.
•Period-end loans grew 8% annualized linked quarter, primarily driven by higher C&I activity.
•Net interest margin on a fully tax equivalent basis expanded 21 basis points to 3.59%, primarily due to higher asset yields.
•Non-performing loans of $54.7 million or 0.30% of total loans, an improvement from $91.6 million or 0.51% linked quarter.

BOSTON, July 24, 2025 — Eastern Bankshares, Inc. (the “Company”) (NASDAQ: EBC), the holding company of Eastern Bank, today announced its second quarter 2025 financial results.
FINANCIAL HIGHLIGHTS

	As of and for three months ended		Linked quarter Change
(Unaudited, $ in millions, except per share data)	Jun 30, 2025	Mar 31, 2025	△ $	△ %
Earnings
Net income (loss)	$100.2	$(217.7)	$317.9	NM
Per share, diluted	$0.50	$(1.08)	$1.58	NM

Operating net income*	$81.7	$67.5	$14.2	21%
Per share, diluted*	$0.41	$0.34	$0.07	21%

Net interest income	$202.0	$188.9	$13.1	7%
NIM - FTE*	3.59%	3.38%	0.21%	NM

Noninterest income (loss)	$42.9	$(236.1)	$279.0	NM
Operating noninterest income*	$42.2	$34.2	$8.0	23%
Noninterest expense	$137.0	$130.1	$6.8	5%
Operating noninterest expense*	$134.4	$130.1	$4.3	3%
Efficiency ratio	55.9%	(275.6)%	331.5%	NM
Operating efficiency ratio*	50.8%	53.7%	(2.9)%	NM

Balance sheet
Period-end balances
Loans	$18,590	$18,204	$385	2%
Deposits	$21,221	$20,797	$424	2%
Average balances
Loans	$18,359	$18,130	$229	1%
Deposits	$20,826	$20,828	$(2)	—%

Capital
Tangible shareholders’ equity / tangible assets*	10.85%	10.61%	0.24%	NM
CET1 capital ratio (1)	14.38%	14.15%	0.23%	NM
Book value per share	$17.42	$16.94	$0.48	3%
Tangible book value per share*	$12.53	$12.01	$0.52	4%

Asset quality
Non-performing loans	$54.7	$91.6	$(36.9)	(40)%
Total non-performing loans to total loans	0.30%	0.51%	(0.21)%	NM
Net charge-offs to average total loans	—%	0.26%	(0.26)%	NM

(1) CET1 capital ratio as of June 30, 2025 is a preliminary estimate.
*Non-GAAP Financial Measure.

“Our second quarter results underscore the strength of our franchise and a leading market position in the Greater Boston area,” said Bob Rivers, Executive Chair and Chair of the Board of Directors. “As we’ve spent more time with our future colleagues at HarborOne, our confidence in the opportunities and long-term value creation this combination provides has only deepened. Integration planning is well underway, and we are focused on delivering a seamless transition for customers, communities, and employees."
Denis Sheahan, Chief Executive Officer, added, “Robust loan growth this quarter reflects our ongoing focus on profitable growth and continued strategic investments in hiring talent. Our scale combined with deep local knowledge of the communities we serve is a competitive advantage that consistently builds meaningful relationships and new business opportunities. Pipelines are steady and customers remain resilient despite economic uncertainties. Deposits finished the quarter strong with 8% annualized linked quarter growth driven primarily by higher municipal balances. Importantly, deposit costs remained stable highlighting our disciplined approach to pricing and favorable deposit mix. Momentum in wealth management continued this quarter, with assets under management reaching a record high of $8.7 billion.”

“Our financial performance in the second quarter demonstrates the enhanced earnings power of Eastern,” stated David Rosato, Chief Financial Officer. “Operating income increased 21% linked quarter and generated an operating return on average tangible equity of 13.6%. The results were highlighted by net interest margin expansion, fee income growth, and further efficiency ratio improvement. We are particularly pleased with continued positive credit trends, a testament to the quality of our underwriting and proactive risk management approach. Non-performing loans as a percentage of total loans of 30 basis points improved for the second consecutive quarter and we did not have any net charge-offs. Our loan portfolios are well-positioned and highly diversified, however, we continue to closely monitor evolving economic policies and conditions that could impact customers.”

NET INTEREST INCOME

Net interest income was $202.0 million, an increase of $13.1 million from the first quarter.

•The net interest margin on an FTE basis expanded 21 basis points to 3.59%, primarily due to higher asset yields.
•The yield on total interest-earning assets increased 21 basis points to 4.93%, primarily due to higher investment and loan yields.
•The cost of total interest-bearing liabilities decreased 1 basis point to 2.04%. Deposit costs were consistent with the prior quarter.
•Net interest income included net discount accretion of $16.5 million, compared to $12.2 million in the prior quarter. Net discount accretion contributed 29 basis points to the net interest margin on an FTE basis, compared to 22 basis points in the prior quarter.

NONINTEREST INCOME

Noninterest income was $42.9 million, compared to a noninterest loss of $236.1 million in the first quarter. The first quarter included pre-tax non-operating losses on the sale of available-for-sale securities of $269.6 million related to investment portfolio repositioning.

Operating noninterest income was $42.2 million, an increase of $8.0 million, driven primarily by the following:

•Income from investments held in rabbi trust accounts increased $7.0 million to $5.7 million due to equity market performance. This higher income was partially offset by a $3.2 million increase in rabbi trust benefit costs reported in noninterest expense.
•Investment advisory fees increased $0.8 million to $17.3 million.
•Interest rate swap income increased $0.5 million to $1.0 million.

NONINTEREST EXPENSE

Noninterest expense was $137.0 million, an increase of $6.8 million from the first quarter, driven by higher operating noninterest expense and merger-related costs.

Merger-related costs were $2.6 million in the second quarter. The Company did not incur any merger-related costs in the prior quarter.

Operating noninterest expense was $134.4 million, an increase of $4.3 million, driven primarily by the following expenses:

•Salaries and employee benefits increased $0.8 million to $80.7 million.
•Marketing increased $0.7 million to $2.4 million.
•Occupancy and equipment increased $0.6 million to $11.2 million
•Federal Deposit Insurance Corporation insurance increased $0.5 million to $3.8 million.
•Technology and data processing increased $0.4 million to $18.4 million.
•Professional services increased $0.1 million to $3.0 million.

BALANCE SHEET

Total assets were $25.5 billion at June 30, 2025, an increase of $470.1 million from March 31, 2025.

•Loans totaled $18.6 billion, an increase of $385.3 million, primarily driven by higher C&I activity.
•Securities were $4.4 billion, a decrease of $49.4 million.
•Cash and equivalents were $0.6 billion, an increase of $184.7 million primarily due to higher deposit balances.

Deposits totaled $21.2 billion, an increase of $423.7 million, primarily driven by higher municipal balances.
Book value per share and tangible book value per share ended the quarter at $17.42 and $12.53, respectively.
Please refer to Appendix D for a roll-forward of tangible shareholders’ equity.

ASSET QUALITY

Non-performing loans totaled $54.7 million, or 0.30% of total loans, compared to $91.6 million, or 0.51% of total loans, March 31, 2025.

Total net recoveries of $0.2 million, compared to total net charge-offs of $11.2 million, or 0.26% of average total loans in the prior quarter.

Provision for loan losses totaled $7.6 million compared to $6.6 million in the prior quarter.

The allowance for loan losses was $232.1 million at June 30, 2025, or 1.27% of total loans, compared to $224.3 million, or 1.25% of total loans, at March 31, 2025.

DIVIDENDS AND SHARE REPURCHASES

The Company’s Board of Directors declared a quarterly cash dividend of $0.13 per common share. The dividend will be payable on September 15, 2025 to shareholders of record as of the close of business on September 3, 2025.

The Company repurchased 183,053 shares of common stock at the beginning of the second quarter at an average price of $16.36, for an aggregate purchase price of $3.0 million.

CONFERENCE CALL AND PRESENTATION INFORMATION

A conference call and webcast covering Eastern’s second quarter 2025 earnings will be held on Friday, July 25, 2025 at 9:00 a.m. Eastern Time. To join by telephone, participants can call the toll-free dial-in number (800) 549-8228 from within the U.S. and reference conference ID 88195. The conference call will be simultaneously webcast. Participants may join the webcast on the Company’s Investor Relations website at investor.easternbank.com. A presentation providing additional information for the quarter is also available at investor.easternbank.com. A replay of the webcast will be available on this site.

ABOUT EASTERN BANKSHARES, INC.

Eastern Bankshares, Inc. is the holding company for Eastern Bank. Founded in 1818, Eastern Bank is Greater Boston’s leading local bank with approximately 110 branch locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, Rhode Island and Connecticut. As of June 30, 2025, Eastern had approximately $25.5 billion in assets. Eastern provides a full range of banking and wealth management solutions for consumers and businesses of all sizes including through its Cambridge Trust Wealth Management division, the largest bank-owned independent investment advisor in Massachusetts with $8.7 billion in assets under management, and takes pride in its outspoken advocacy and community support that includes more than $240 million in charitable giving since 1994. An inclusive company, Eastern is comprised of deeply committed professionals who value relationships with their customers, colleagues and communities. For investor information, visit investor.easternbank.com.

CONTACT

Investor Contact

Andrew Hersom
Eastern Bankshares, Inc.
a.hersom@easternbank.com
860-707-4432

Media Contact

Andrea Goodman
Eastern Bank
a.goodman@easternbank.com
781-598-7847

NON-GAAP FINANCIAL MEASURES

*Denotes a non-GAAP financial measure used in the press release.

A non-GAAP financial measure is defined as a numerical measure of the Company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts that are included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) in the Company’s statement of income, balance sheet or statement of cash flows (or equivalent statements).

The Company presents non-GAAP financial measures, which management uses to evaluate the Company’s performance, and which exclude the effects of certain transactions that management believes are unrelated to its core business and are therefore not necessarily indicative of its current performance or financial position. Management believes excluding these items facilitates greater visibility for investors into the Company’s core business as well as underlying trends that may, to some extent, be obscured by inclusion of such items in the corresponding GAAP financial measures.

There are items in the Company’s financial statements that impact its financial results, but which management believes are unrelated to the Company’s core business. Accordingly, the Company presents noninterest income on an operating basis, total operating revenue, noninterest expense on an operating basis, operating net income, operating earnings per share, operating return on average assets, operating return on average shareholders’ equity, operating return on average tangible shareholders’ equity (discussed further below), and the operating efficiency ratio. Each of these figures excludes the impact of such applicable items because management believes such exclusion can provide greater visibility into the Company’s core business and underlying trends. Such items that management does not consider to be core to the Company’s business include (i) gains and losses on sales of securities available for sale, net, (ii) gains and losses on the sale of other assets, (iii) impairment charges on tax credit investments and associated tax credit benefits, (iv) other real estate owned (“OREO”) gains, (v) merger and acquisition expenses, including the “day-2” provision for allowance for loan losses for non-PCD acquired loans, (vi) certain discrete tax items. Return on average tangible shareholders’ equity, operating return on average tangible shareholders’ equity as well as the operating efficiency ratio also further exclude the effect of amortization of intangible assets.

Management also presents tangible assets, tangible shareholders’ equity, average tangible shareholders’ equity, tangible book value per share, the ratio of tangible shareholders’ equity to tangible assets, return on average tangible shareholders’ equity, and operating return on average shareholders’ equity (discussed further above), each of which excludes the impact of goodwill and other intangible assets and in the case of tangible net income (loss), return on average tangible shareholders’ equity and operating return on average tangible shareholders’ equity excludes the after-tax impact of amortization of intangible assets, as management believes these financial measures provide investors with the ability to further assess the Company’s performance, identify trends in its core business and provide a comparison of its capital adequacy to other companies. The Company includes the tangible ratios because management believes that investors may find it useful to have access to the same analytical tools used by management to assess performance and identify trends.

In the third quarter of 2024, the Company changed its (loss) return on average tangible shareholders' equity and operating return on average tangible shareholders’ equity computations to utilize tangible net (loss) income from continuing operations and tangible operating net income, respectively, in the numerators of the computations. Tangible net (loss) income from continuing operations excludes the amortization of intangible assets and the related tax effect and tangible operating net income excludes, in addition to the adjustments to derive operating net income, the amortization of intangible assets and related tax effect. In addition, in the third quarter of 2024, the Company changed the computation of the operating efficiency ratio to exclude, in addition to the adjustments made to operating net income, the amortization of intangible assets. Management believes the changes to such ratios result in a more meaningful measure of financial performance and such measures are used by management when analyzing corporate performance.

In the first quarter of 2025, the Company changed its computation of operating net income to include income from investments held in rabbi trust and rabbi trust employee benefit expense. Management believes these changes result in a more meaningful measure of the Company’s financial performance and allow for better comparability to peer companies.

These non-GAAP financial measures presented in this press release should not be considered an alternative or substitute for financial results or measures determined in accordance with GAAP or as an indication of the Company’s cash flows from operating activities, a measure of its liquidity position or an indication of funds available for its cash needs. An item which management considers to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular period. In addition, management’s methodology for calculating non-GAAP financial measures may differ from the methodologies employed by other banking companies to calculate the same or similar performance measures, and accordingly, the Company’s reported non-GAAP financial measures may not be comparable to the same or similar performance measures reported by other banking companies. Please refer to Appendices A-D for reconciliations of the Company's GAAP financial measures to the non-GAAP financial measures in this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target”, “outlook” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Certain factors that could cause actual results to differ materially from expected results include; adverse developments in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses; increased competitive pressures; changes in interest rates and resulting changes in competitor or customer behavior, mix or costs of sources of funding, and deposit amounts and composition; risks associated with the Company’s implementation of the planned merger with HarborOne Bancorp, including that revenue or expense synergies may not fully materialize for the Company in the timeframe expected or at all, or may be more costly to achieve; that Eastern’s business may not perform as expected in the years following the merger; that Eastern’s expansion of services or capabilities resulting from the merger may be more challenging than anticipated; and disruptions arising from transitions in management personnel; adverse national or regional economic conditions or conditions within the securities markets or banking sector; legislative and regulatory changes and related compliance costs that could adversely affect the business in which the Company and its subsidiaries, including Eastern Bank, are engaged, including the effect of, and changes in, monetary and fiscal policies and laws, such as the interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations, including inflationary or recessionary pressures, interest rate sensitivity, liquidity constraints, increased borrowing and funding costs, and fluctuations due to actual or anticipated changes to federal tax laws; the realizability of deferred tax assets; the Company’s ability to successfully implement its risk mitigation strategies; asset and credit quality deterioration, including adverse developments in local or regional real estate markets that decrease collateral values associated with existing loans; operational risks such as cybersecurity incidents, natural disasters, and pandemics and the failure of the Company to execute its planned share repurchases. For further discussion of such factors, please see the Company’s most recent Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

You should not place undue reliance on forward-looking statements, which reflect the Company's expectations only as of the date of this press release. The Company does not undertake any obligation to update forward-looking statements.

EASTERN BANKSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS

Certain information in this press release is presented as reviewed by the Company’s management and includes information derived from the Company’s Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three months ended
(Unaudited, dollars in millions, except per-share data)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
Earnings data
Net interest income	$202.0	$188.9	$179.2	$169.9	$128.6
Noninterest income (loss)	42.9	(236.1)	37.3	33.5	25.3
Total revenue	244.9	(47.2)	216.5	203.4	154.0
Noninterest expense	137.0	130.1	137.5	159.8	109.9
Pre-tax, pre-provision income (loss)	107.9	(177.3)	79.0	43.6	44.1
Provision for allowance for loan losses	7.6	6.6	6.8	47.0	6.1
Pre-tax income (loss)	100.3	(183.9)	72.2	(3.4)	38.0
Net income (loss)	100.2	(217.7)	60.8	(6.2)	26.3
Operating net income (non-GAAP)	81.7	67.5	68.2	51.3	37.1

Per-share data
Earnings (loss) per share, diluted	$0.50	$(1.08)	$0.30	$(0.03)	$0.16
Operating earnings per share, diluted (non-GAAP)	0.41	0.34	0.34	0.26	0.23
Book value per share	17.42	16.94	16.89	17.09	16.80
Tangible book value per share (non-GAAP)	12.53	12.01	11.98	12.17	13.60

Profitability
Return on average assets	1.60%	(3.52)%	0.94%	(0.10)%	0.50%
Operating return on average assets (non-GAAP)	1.30%	1.09%	1.06%	0.82%	0.70%
Return on average shareholders' equity	11.10%	(24.64)%	6.64%	(0.70)%	3.62%
Operating return on average shareholders' equity (non-GAAP)	9.05%	7.63%	7.45%	5.79%	5.11%
Return on average tangible shareholders' equity (non-GAAP) (1)	16.44%	(33.91)%	10.16%	(0.26)%	4.54%
Operating return on average tangible shareholders' equity (non-GAAP) (1)	13.56%	11.70%	11.30%	8.71%	6.39%
Net interest margin (FTE)	3.59%	3.38%	3.05%	2.97%	2.64%
Cost of deposits	1.48%	1.48%	1.69%	1.82%	1.78%
Efficiency ratio	55.9%	(275.6)%	63.5%	78.5%	71.3%
Operating efficiency ratio (non-GAAP) (2)	50.8%	53.7%	57.3%	59.7%	63.6%

Balance Sheet (end of period)
Total assets	$25,456.2	$24,986.0	$25,557.9	$25,507.2	$21,044.2
Total loans	18,589.8	18,204.5	18,079.1	18,064.1	14,145.5
Total deposits	21,220.8	20,797.1	21,319.3	21,246.3	17,558.0
Total loans / total deposits	88%	88%	85%	85%	81%

Asset quality
Allowance for loan losses ("ALLL")	$232.1	$224.3	$229.0	$253.8	$156.1
ALLL / total nonperforming loans ("NPLs")	424.25%	244.81%	168.57%	203.87%	392.61%
Total NPLs / total loans	0.30%	0.51%	0.76%	0.70%	0.28%
Net charge-offs ("NCOs") (recoveries) / average total loans	0.00%	0.26%	0.71%	0.12%	(0.02)%

Capital adequacy
Shareholders' equity / assets	14.47%	14.34%	14.13%	14.39%	14.10%
Tangible shareholders' equity / tangible assets (non-GAAP)	10.85%	10.61%	10.45%	10.69%	11.73%

(1) The return on average tangible shareholders' equity ratio and operating return on average tangible shareholders' equity ratio exclude the amortization of intangible assets, net of tax.
(2) The operating efficiency ratio excludes the amortization of intangible assets.

EASTERN BANKSHARES, INC.
CONSOLIDATED BALANCE SHEETS

	As of			Jun 30, 2025 change from
(Unaudited, dollars in millions)	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024	Mar 31, 2025		Jun 30, 2024
ASSETS				△ $	△ %	△ $	△ %
Cash and due from banks	$158.7	$128.6	$72.9	$30.1	23%	$85.8	118%
Short-term investments	394.8	240.2	678.0	154.6	64%	(283.2)	(42)%
Cash and cash equivalents	553.5	368.8	750.8	184.7	50%	(197.3)	(26)%
Available for sale ("AFS") securities	3,896.2	4,003.9	4,097.8	(107.7)	(3)%	(201.6)	(5)%
Held to maturity ("HTM") securities	499.2	440.9	436.7	58.3	13%	62.4	14%
Total securities	4,395.4	4,444.8	4,534.6	(49.4)	(1)%	(139.2)	(3)%
Loans held for sale	—	8.1	1.3	(8.1)	(100)%	(1.3)	(100)%
Loans:
Commercial and industrial	3,661.5	3,442.7	3,084.2	218.8	6%	577.3	19%
Commercial real estate	7,293.8	7,176.7	5,440.4	117.0	2%	1,853.3	34%
Commercial construction	472.3	461.3	447.2	11.1	2%	25.2	6%
Business banking	1,422.6	1,419.9	1,108.2	2.6	—%	314.4	28%
Total commercial loans	12,850.1	12,500.6	10,079.9	349.5	3%	2,770.2	27%
Residential real estate	4,016.4	4,038.7	2,562.8	(22.3)	(1)%	1,453.6	57%
Consumer home equity	1,458.4	1,405.3	1,254.1	53.1	4%	204.3	16%
Other consumer	264.8	259.9	248.7	5.0	2%	16.2	6%
Total loans	18,589.8	18,204.5	14,145.5	385.3	2%	4,444.3	31%
Allowance for loan losses	(232.1)	(224.3)	(156.1)	(7.8)	3%	(76.0)	49%
Unamortized prem./disc. and def. fees	(274.7)	(288.8)	(35.6)	14.1	(5)%	(239.1)	672%
Net loans	18,083.0	17,691.4	13,953.8	391.6	2%	4,129.2	30%
Federal Home Loan Bank stock, at cost	6.3	9.2	5.9	(3.0)	(32)%	0.4	6%
Premises and equipment	66.4	65.1	60.9	1.3	2%	5.5	9%
Bank-owned life insurance	207.1	206.1	166.7	1.0	1%	40.4	24%
Goodwill and other intangibles, net	1,034.5	1,042.4	565.2	(7.8)	(1)%	469.3	83%
Deferred income taxes, net	279.3	301.7	276.1	(22.4)	(7)%	3.2	1%
Prepaid expenses	230.7	233.1	183.2	(2.3)	(1)%	47.5	26%
Other assets	599.9	615.4	545.7	(15.5)	(3)%	54.2	10%
Total assets	$25,456.2	$24,986.0	$21,044.2	$470.1	2%	$4,412.0	21%
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand	$5,948.3	$5,974.4	$4,808.9	$(26.0)	—%	$1,139.4	24%
Interest checking accounts	4,455.1	4,366.6	3,532.8	88.5	2%	922.3	26%
Savings accounts	1,605.1	1,650.0	1,258.2	(44.8)	(3)%	346.9	28%
Money market investment	5,964.6	5,615.3	5,014.9	349.3	6%	949.7	19%
Certificates of deposit	3,247.7	3,190.9	2,943.2	56.8	2%	304.6	10%
Total deposits	21,220.8	20,797.1	17,558.0	423.7	2%	3,662.8	21%
Borrowed funds:
Federal Home Loan Bank advances	26.8	20.1	17.4	6.7	33%	9.4	54%
Interest rate swap collateral funds	21.4	34.8	11.4	(13.4)	(38)%	10.0	88%
Total borrowed funds	48.2	54.9	28.8	(6.7)	(12)%	19.4	67%
Other liabilities	503.3	551.1	489.9	(47.8)	(9)%	13.4	3%
Total liabilities	21,772.3	21,403.1	18,076.7	369.2	2%	3,695.6	20%
Shareholders' equity:
Common shares	2.1	2.1	1.8	—	—%	0.3	19%
Additional paid-in capital	2,189.7	2,188.6	1,673.7	1.2	—%	516.0	31%
Unallocated common shares held by the employee stock ownership plan ("ESOP")	(125.3)	(126.6)	(130.3)	1.3	(1)%	5.0	(4)%
Retained earnings	1,916.9	1,842.6	2,076.6	74.3	4%	(159.7)	(8)%
Accumulated other comprehensive income ("AOCI"), net of tax	(299.5)	(323.8)	(654.3)	24.3	(7)%	354.8	(54)%
Total shareholders' equity	3,683.9	3,582.9	2,967.5	101.0	3%	716.4	24%
Total liabilities and shareholders' equity	$25,456.2	$24,986.0	$21,044.2	$470.1	2%	$4,412.0	21%

Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended			Three months ended Jun 30, 2025 change from three months ended
(Unaudited, dollars in millions, except per-share data)	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024	Mar 31, 2025		Jun 30, 2024

Interest and dividend income:				△ $	△ %	△ $	△ %
Interest and fees on loans	$241.1	$228.5	$172.5	$12.6	6%	$68.6	40%
Taxable interest and dividends on securities	34.1	31.2	22.7	3.0	9%	11.4	50%
Non-taxable interest and dividends on securities	1.8	1.4	1.4	0.3	23%	0.3	23%
Interest on federal funds sold and other short-term investments	2.4	4.6	10.7	(2.3)	(49)%	(8.3)	(78)%
Total interest and dividend income	279.3	265.7	207.4	13.6	5%	72.0	35%
Interest expense:
Interest on deposits	76.7	76.0	78.5	0.7	1%	(1.8)	(2)%
Interest on borrowings	0.6	0.8	0.2	(0.2)	(25)%	0.4	147%
Total interest expense	77.3	76.8	78.7	0.5	1%	(1.4)	(2)%
Net interest income	202.0	188.9	128.6	13.1	7%	73.4	57%
Provision for allowance for loan losses	7.6	6.6	6.1	1.0	15%	1.5	24%
Net interest income after provision for allowance for loan losses	194.4	182.3	122.5	12.1	7%	71.9	59%
Noninterest income:
Investment advisory fees	17.3	16.4	6.7	0.8	5%	10.6	158%
Service charges on deposit accounts	8.2	8.3	7.9	(0.1)	(1)%	0.3	4%
Card Income	4.2	3.9	4.1	0.3	8%	0.2	4%
Interest rate swap income	1.0	0.5	0.4	0.5	100%	0.6	134%
Income (losses) from investments held in rabbi trusts	5.7	(1.3)	1.8	7.0	NM	4.0	225%
Losses on sales of mortgage loans held for sale, net	(0.1)	(0.1)	(0.2)	—	(27)%	0.1	(36)%
Losses on sales of securities available for sale, net	—	(269.6)	(7.6)	269.6	(100)%	7.6	(100)%
Miscellaneous income and fees	5.9	6.4	12.2	(0.5)	(8)%	(6.3)	(52)%
Other non-operating income	0.6	(0.6)	—	1.2	(198)%	0.6	NM
Total noninterest income (loss)	42.9	(236.1)	25.3	279.0	(118)%	17.5	69%
Noninterest expense:
Salaries and employee benefits	80.7	79.9	64.8	0.8	1%	15.9	24%
Occupancy and equipment	11.2	10.6	10.1	0.6	6%	1.1	11%
Technology and data processing	18.4	18.0	15.7	0.4	2%	2.7	17%
Professional services	3.0	2.9	3.3	0.1	4%	(0.3)	(8)%
Marketing expenses	2.4	1.7	1.9	0.7	40%	0.5	27%
FDIC insurance	3.8	3.3	4.5	0.5	15%	(0.7)	(16)%
Amortization of intangible assets	7.8	7.8	0.5	—	—%	7.3	NM
Other operating expense	7.0	5.9	5.3	1.1	19%	1.7	33%
Non-operating expense	2.6	—	3.7	2.6	NM	(1.1)	(30)%
Total noninterest expense	137.0	130.1	109.9	6.8	5%	27.1	25%
Income (loss) before income tax expense	100.3	(183.9)	38.0	284.3	(155)%	62.3	164%
Income tax expense	0.1	33.7	11.7	(33.6)	(100)%	(11.6)	(99)%
Net income (loss)	$100.2	$(217.7)	$26.3	$317.9	(146)%	$73.9	281%

Share data:
Weighted average common shares outstanding, basic	198.5	200.0	163.1	(1.5)	(1)%	35.4	22%

Weighted average common shares outstanding, diluted	199.0	201.4	163.5	(2.4)	(1)%	35.5	22%

Earnings (loss) per share, basic	$0.50	$(1.09)	$0.16	$1.59	(146)%	$0.34	213%

Earnings (loss) per share, diluted	$0.50	$(1.08)	$0.16	$1.58	(146)%	$0.34	213%

Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Six months ended
(Unaudited, dollars in millions, except per-share data)	Jun 30, 2025	Jun 30, 2024	Change

Interest and dividend income:			△ $	△ %
Interest and fees on loans	$469.6	$342.5	$127.1	37%
Taxable interest and dividends on securities	65.3	46.1	19.2	42%
Non-taxable interest and dividends on securities	3.2	2.9	0.3	12%
Interest on federal funds sold and other short-term investments	7.0	18.5	(11.5)	(62)%
Total interest and dividend income	545.0	410.0	135.1	33%
Interest expense:
Interest on deposits	152.7	150.9	1.8	1%
Interest on borrowings	1.4	0.5	0.9	185%
Total interest expense	154.1	151.4	2.7	2%
Net interest income	390.9	258.5	132.4	51%
Provision for allowance for loan losses	14.2	13.6	0.6	5%
Net interest income after provision for allowance for loan losses	376.7	245.0	131.8	54%
Noninterest income:
Investment advisory fees	33.7	13.3	20.5	154%
Service charges on deposit accounts	16.6	15.4	1.1	7%
Card Income	8.2	8.0	0.1	2%
Interest rate swap income	1.5	1.1	0.4	35%
Income from investments held in rabbi trusts	4.5	6.1	(1.6)	(26)%
Losses on sales of mortgage loans held for sale, net	(0.2)	(0.2)	—	10%
Losses on sales of securities available for sale, net	(269.6)	(7.6)	(262.1)	NM
Miscellaneous income and fees	12.2	17.0	(4.7)	(28)%
Other non-operating loss	—	—	—	NM
Total noninterest (loss) income	(193.3)	53.0	(246.3)	(464)%
Noninterest expense:
Salaries and employee benefits	160.6	129.3	31.3	24%
Occupancy and equipment	21.8	19.3	2.6	13%
Technology and data processing	36.4	31.4	5.0	16%
Professional services	6.0	6.0	(0.1)	(1)%
Marketing expenses	4.2	3.4	0.7	22%
FDIC insurance	7.1	6.8	0.3	4%
Amortization of intangible assets	15.6	1.0	14.6	NM
Other operating expense	12.9	8.4	4.5	54%
Non-operating expense	2.6	5.5	(2.9)	(53)%
Total noninterest expense	267.1	211.1	56.0	27%
(Loss) income before income tax expense	(83.6)	86.9	(170.6)	(196)%
Income tax expense	33.8	22.0	11.9	54%
Net (loss) income	$(117.4)	$65.0	$(182.4)	(281)%

Share data:
Weighted average common shares outstanding, basic	199.3	163.0	36.3	22%

Weighted average common shares outstanding, diluted	199.3	163.4	35.9	22%

(Loss) earnings per share, basic	$(0.59)	$0.40	$(0.99)	(248)%

(Loss) earnings per share, diluted	$(0.59)	$0.40	$(0.99)	(248)%

Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the three months ended
	Jun 30, 2025			Mar 31, 2025			Jun 30, 2024
(Unaudited, dollars in millions)	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost
Interest-earning assets:
Loans (1):
Commercial	$12,533.4	$174.6	5.59%	$12,305.0	$163.8	5.40%	$10,103.7	$128.4	5.11%
Residential	3,888.9	43.2	4.46%	3,913.8	42.7	4.42%	2,563.6	24.3	3.81%
Consumer	1,654.3	27.5	6.68%	1,616.4	26.2	6.57%	1,446.5	24.0	6.66%
Total loans	18,076.7	245.4	5.45%	17,835.1	232.7	5.29%	14,113.9	176.7	5.03%
Total investment securities	4,831.7	36.4	3.02%	4,967.0	33.0	2.69%	5,428.6	24.6	1.82%
Federal funds sold and other short-term investments	228.8	2.4	4.14%	438.4	4.6	4.29%	787.4	10.7	5.47%
Total interest-earning assets	23,137.2	284.1	4.93%	23,240.6	270.3	4.72%	20,329.8	211.9	4.19%
Non-interest-earning assets	1,921.6			1,829.7			912.3
Total assets	$25,058.8			$25,070.3			$21,242.1

Interest-bearing liabilities:
Deposits:
Savings	$1,632.1	$1.2	0.30%	$1,648.2	$1.2	0.29%	$1,277.6	$0.1	0.02%
Interest checking	4,410.1	10.2	0.92%	4,492.9	10.0	0.91%	3,739.6	8.8	0.95%
Money market	5,893.6	33.7	2.29%	5,733.6	31.7	2.24%	4,975.8	34.0	2.75%
Time deposits	3,228.4	31.7	3.94%	3,211.3	33.1	4.17%	2,933.2	35.6	4.88%
Total interest-bearing deposits	15,164.2	76.7	2.03%	15,086.0	76.0	2.04%	12,926.2	78.5	2.44%
Borrowings	65.8	0.6	3.67%	85.8	0.8	3.82%	31.5	0.2	3.11%
Total interest-bearing liabilities	15,230.0	77.3	2.04%	15,171.7	76.8	2.05%	12,957.7	78.7	2.44%
Demand deposit accounts	5,662.1			5,742.1			4,843.3
Other noninterest-bearing liabilities	543.5			573.1			513.0
Total liabilities	21,435.6			21,487.0			18,314.0
Shareholders' equity	3,623.2			3,583.3			2,928.1
Total liabilities and shareholders' equity	$25,058.8			$25,070.3			$21,242.1

Net interest income - FTE		$206.8			$193.5			$133.2
Net interest-earning assets (2)	$7,907.2			$8,068.8			$7,372.1
Net interest margin - FTE (3)			3.59%			3.38%			2.64%

(1) Includes non-accrual loans.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin - FTE represents fully-taxable equivalent net interest income divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the six months ended
	Jun 30, 2025			Jun 30, 2024
(Unaudited, dollars in millions)	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost
Interest-earning assets:
Loans (1):
Commercial	$12,419.8	$338.5	5.50%	$10,064.0	$255.2	5.10%
Residential	3,901.3	85.9	4.44%	2,567.2	48.3	3.78%
Consumer	1,635.5	53.7	6.62%	1,433.3	47.2	6.62%
Total loans	17,956.6	478.1	5.37%	14,064.5	350.7	5.02%
Total investment securities	4,899.0	69.4	2.86%	5,501.6	49.8	1.82%
Federal funds sold and other short-term investments	333.0	7.0	4.24%	682.0	18.5	5.46%
Total interest-earning assets	23,188.6	554.5	4.82%	20,248.1	419.0	4.16%
Non-interest-earning assets	1,874.9			931.8
Total assets	$25,063.5			$21,179.9

Interest-bearing liabilities:
Deposits:
Savings	$1,640.1	$2.4	0.30%	$1,296.8	$0.1	0.01%
Interest checking	4,451.3	20.2	0.92%	3,742.3	17.0	0.91%
Money market	5,814.0	65.4	2.27%	4,858.9	64.5	2.67%
Time deposits	3,219.9	64.7	4.05%	2,859.1	69.3	4.88%
Total interest-bearing deposits	15,125.3	152.7	2.04%	12,757.1	150.9	2.38%
Borrowings	75.7	1.4	3.76%	31.8	0.5	3.13%
Total interest-bearing liabilities	15,201.0	154.1	2.04%	12,788.9	151.4	2.38%
Demand deposit accounts	5,701.9			4,916.3
Other noninterest-bearing liabilities	557.2			525.3
Total liabilities	21,460.2			18,230.5
Shareholders' equity	3,603.3			2,949.4
Total liabilities and shareholders' equity	$25,063.5			$21,179.9

Net interest income - FTE		$400.3			$267.6
Net interest-earning assets (2)	$7,987.6			$7,459.1
Net interest margin - FTE (3)			3.48%			2.66%

(1) Includes non-accrual loans.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin - FTE represents fully-taxable equivalent net interest income divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
ASSET QUALITY - NON-PERFORMING ASSETS (1)

	As of
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
(Unaudited, dollars in millions)
Non-accrual loans:
Commercial	$36.7	$70.6	$112.5	$105.1	$26.1
Residential	10.5	12.4	13.0	10.5	6.8
Consumer	7.5	8.6	10.4	9.0	6.8
Total non-accrual loans	54.7	91.6	135.8	124.5	39.8
Total accruing loans past due 90 days or more:	—	—	—	—	—
Total non-performing loans	54.7	91.6	135.8	124.5	39.8
Other real estate owned	—	—	—	—	—
Other non-performing assets:	—	—	—	—	—
Total non-performing assets (1)	$54.7	$91.6	$135.8	$124.5	$39.8
Total non-performing loans to total loans	0.30%	0.51%	0.76%	0.70%	0.28%
Total non-performing assets to total assets	0.21%	0.37%	0.53%	0.49%	0.19%

(1) Non-performing assets are comprised of NPLs, other real estate owned ("OREO"), and non-performing securities. NPLs consist of non-accrual loans and loans that are more than 90 days past due but still accruing interest. OREO consists of real estate properties, which primarily serve as collateral to secure the Company’s loans, that it controls due to foreclosure or acceptance of a deed in lieu of foreclosure.

EASTERN BANKSHARES, INC.
ASSET QUALITY - PROVISION, ALLOWANCE, AND NET CHARGE-OFFS (RECOVERIES)

	Three months ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
(Unaudited, dollars in millions)
Average total loans	$18,075.2	$17,833.7	$17,802.8	$17,274.9	$14,113.3
Allowance for loan losses, beginning of the period	224.3	229.0	253.8	156.1	149.2
Net loans charged-off (recovered):
Commercial and industrial	0.1	—	—	—	(0.1)
Commercial real estate	(0.6)	10.9	30.8	4.5	(2.0)
Commercial construction	—	—	—	—	—
Business banking	0.1	—	0.5	0.4	0.8
Residential real estate	—	—	(0.1)	—	—
Consumer home equity	—	—	—	—	(0.1)
Other consumer	0.3	0.4	0.5	0.4	0.5
Total net loans (recovered) charged-off	(0.2)	11.2	31.7	5.1	(0.8)
Initial allowance established for Cambridge's PCD loans	—	—	—	55.8	—
Provision for allowance for loan losses (2)	7.6	6.6	6.8	47.0	6.1
Total allowance for loan losses, end of period	$232.1	$224.3	$229.0	$253.8	$156.1
Net charge-offs (recoveries) to average total loans outstanding during this period	0.00%	0.26%	0.71%	0.12%	(0.02)%
Allowance for loan losses as a percent of total loans	1.27%	1.25%	1.29%	1.43%	1.11%
Allowance for loan losses as a percent of nonperforming loans	424.25%	244.81%	168.57%	203.87%	392.61%

(2) Provision for allowance for loan losses for the three months ended September 30, 2024 includes the initial provision on non-PCD loans acquired from Cambridge.
Note: columns may not foot due to rounding.

APPENDIX A: Reconciliation of Non-GAAP Earnings Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended
(Unaudited, dollars in millions, except per-share data)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024

Net income (loss) (GAAP)	$100.2	$(217.7)	$60.8	$(6.2)	$26.3
Add:
Provision for non-PCD acquired loans	—	—	—	40.9	—
Noninterest income components:
Losses on sales of securities available for sale, net	—	269.6	9.2	—	7.6
Gain on sale of other equity investment	—	—	(9.3)	—	—
(Gains) losses on sales of other assets	(0.6)	0.6	(0.4)	3.0	—
Noninterest expense components:
Merger and acquisition expenses	2.6	—	3.6	27.6	3.7
Total impact of non-GAAP adjustments	2.0	270.3	3.2	71.4	11.2
Less: net tax benefit (expense) associated with non-GAAP adjustments (1)	20.5	(14.9)	(4.2)	13.9	0.4
Non-GAAP adjustments, net of tax	$(18.5)	$285.2	$7.4	$57.5	$10.8
Operating net income (non-GAAP)	$81.7	$67.5	$68.2	$51.3	$37.1

Weighted average common shares outstanding during the period:
Basic	198.5	200.0	201.2	196.7	163.1
Diluted	199.0	201.4	202.6	197.7	163.5

Earnings (loss) per share, basic:	$0.50	$(1.09)	$0.30	$(0.03)	$0.16
Earnings (loss) per share, diluted:	$0.50	$(1.08)	$0.30	$(0.03)	$0.16

Operating earnings per share, basic (non-GAAP)	$0.41	$0.34	$0.34	$0.26	$0.23
Operating earnings per share, diluted (non-GAAP)	$0.41	$0.34	$0.34	$0.26	$0.23

Return on average assets (2)	1.60%	(3.52)%	0.94%	(0.10)%	0.50%
Add:
Provision for non-PCD acquired loans (2)	0.00%	0.00%	0.00%	0.65%	0.00%
Losses on sales of securities available for sale, net (2)	0.00%	4.36%	0.14%	0.00%	0.14%
Gain on sale of other equity investment (2)	0.00%	0.00%	(0.14)%	0.00%	0.00%
(Gains) losses on sales of other assets (2)	(0.01)%	0.01%	(0.01)%	0.05%	0.00%
Merger and acquisition expenses (2)	0.04%	0.00%	0.06%	0.44%	0.07%
Less: net tax benefit (expense) associated with non-GAAP adjustments (1) (2)	0.33%	(0.24)%	(0.07)%	0.22%	0.01%
Operating return on average assets (non-GAAP) (2)	1.30%	1.09%	1.06%	0.82%	0.70%

Return on average shareholders' equity (2)	11.10%	(24.64)%	6.64%	(0.70)%	3.62%
Add:
Provision for non-PCD acquired loans (2)	0.00%	0.00%	0.00%	4.61%	0.00%
Losses on sales of securities available for sale, net (2)	0.00%	30.52%	1.01%	0.00%	1.04%
Gain on sale of other equity investment (2)	0.00%	0.00%	(1.01)%	0.00%	0.00%
(Gains) losses on sales of other assets (2)	(0.07)%	0.07%	(0.04)%	0.34%	0.00%
Merger and acquisition expenses (2)	0.29%	0.00%	0.39%	3.11%	0.51%
Less: net tax benefit (expense) associated with non-GAAP adjustments (1) (2)	2.27%	(1.68)%	(0.46)%	1.57%	0.06%
Operating return on average shareholders' equity (non-GAAP) (2)	9.05%	7.63%	7.45%	5.79%	5.11%

Tangible net income
Net income (loss) (GAAP)	100.2	(217.7)	60.8	(6.2)	26.3
Add: Amortization of intangible assets	7.8	7.8	7.4	6.2	0.5
Less: Tax effect of amortization of intangible assets (3)	2.2	2.2	2.0	1.7	0.1
Tangible net income (loss) (non-GAAP) (4)	105.9	(212.0)	66.1	(1.7)	26.7

Average tangible shareholders' equity:
Average total shareholders' equity (GAAP)	$3,623.2	$3,583.3	$3,643.4	$3,526.3	$2,928.1
Less: Average goodwill and other intangibles	1,039.6	1,047.5	1,055.0	974.5	565.5
Average tangible shareholders' equity (non-GAAP)	$2,583.5	$2,535.8	$2,588.4	$2,551.7	$2,362.6

Return on average tangible shareholders' equity (non-GAAP) (2) (4)	16.44%	(33.91)%	10.16%	(0.26)%	4.54%
Add:
Provision for non-PCD acquired loans (2)	0.00%	0.00%	0.00%	6.38%	0.00%
Losses on sales of securities available for sale, net (2)	0.00%	43.12%	1.42%	0.00%	1.29%
Gain on sale of other equity investment (2)	0.00%	0.00%	(1.43)%	0.00%	0.00%
(Gains) losses on sales of other assets (2)	(0.10)%	0.10%	(0.05)%	0.46%	0.00%
Merger and acquisition expenses (2)	0.40%	0.00%	0.55%	4.30%	0.63%
Less: net tax benefit (expense) associated with non-GAAP adjustments (1) (2)	3.18%	(2.38)%	(0.65)%	2.17%	0.07%
Operating return on average tangible shareholders' equity (non-GAAP) (2) (4)	13.56%	11.70%	11.30%	8.71%	6.39%

(1) The net tax benefit (expense) associated with these items is generally determined by assessing whether each item is included or excluded from net taxable income and applying our combined statutory tax rate only to those items included in net taxable income. Included in the net tax line for the three months ended June 30, 2025 is a $19.9 million tax benefit attributable to the loss on sale of securities during the first quarter of 2025.
(2) Metrics for the three months presented on an annualized basis.
(3) The tax effect of amortization of intangible assets is calculated using the Company's combined statutory tax rate of 27.7%.
(4) The tangible net income (loss), return on average tangible shareholders' equity ratio and operating return on average tangible shareholders' equity ratio exclude the amortization of intangible assets, net of tax.
Note: columns may not foot due to rounding.

APPENDIX B: Reconciliation of Non-GAAP Operating Revenues and Expenses

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
(Unaudited, dollars in millions)
Net interest income (GAAP)	$202.0	$188.9	$179.2	$169.9	$128.6
Add:
Tax-equivalent adjustment (non-GAAP) (1)	4.8	4.6	4.8	4.8	4.6
Fully-taxable equivalent net interest income (non-GAAP)	$206.8	$193.5	$184.0	$174.6	$133.2

Noninterest income (loss) (GAAP)	$42.9	$(236.1)	$37.3	$33.5	$25.3
Less:
Losses on sales of securities available for sale, net	—	(269.6)	(9.2)	—	(7.6)
Gain on sale of other equity investment	—	—	9.3	—	—
Gains (losses) on sales of other assets	0.6	(0.6)	0.4	(3.0)	—
Noninterest income on an operating basis (non-GAAP)	$42.2	$34.2	$36.9	$36.5	$32.9

Noninterest expense (GAAP)	$137.0	$130.1	$137.5	$159.8	$109.9
Less:
Merger and acquisition expenses	2.6	—	3.6	27.6	3.7
Noninterest expense on an operating basis (non-GAAP)	$134.4	$130.1	$134.0	$132.2	$106.2
Less: Amortization of intangible assets	$7.8	$7.8	$7.4	$6.2	$0.5
Noninterest expense for calculating the operating efficiency ratio (non-GAAP) (2)	$126.6	$122.3	$126.6	$126.0	$105.7

Total revenue (GAAP)	$244.9	$(47.2)	$216.5	$203.4	$154.0
Total operating revenue (non-GAAP)	$249.1	$227.7	$220.9	$211.1	$166.1

Efficiency ratio (GAAP)	55.9%	(275.6)%	63.5%	78.5%	71.3%
Operating efficiency ratio (non-GAAP) (2)	50.8%	53.7%	57.3%	59.7%	63.6%

(1) Interest income on tax-exempt loans and investment securities has been adjusted to a FTE basis using a marginal tax rate of 21.8%, 21.8%, 22.0%, 21.8%, and 21.7% for the three months ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024, and June 30, 2024, respectively.
(2) The operating efficiency ratio excludes, in addition to the adjustments made to operating net income, the amortization of intangible assets. This measure is used by the Company when analyzing corporate performance and the Company believes that investors may find it useful.
Note: columns may not foot due to rounding.

APPENDIX C: Reconciliation of Non-GAAP Capital Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
(Unaudited, dollars in millions, except per-share data)
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$3,683.9	$3,582.9	$3,612.0	$3,671.1	$2,967.5
Less: Goodwill and other intangibles	1,034.5	1,042.4	1,050.2	1,057.5	565.2
Tangible shareholders' equity (non-GAAP)	2,649.3	2,540.6	2,561.8	2,613.6	2,402.3

Tangible assets:
Total assets (GAAP)	25,456.2	24,986.0	25,557.9	25,507.2	21,044.2
Less: Goodwill and other intangibles	1,034.5	1,042.4	1,050.2	1,057.5	565.2
Tangible assets (non-GAAP)	$24,421.6	$23,943.7	$24,507.7	$24,449.7	$20,479.0

Shareholders' equity to assets ratio (GAAP)	14.47%	14.34%	14.13%	14.39%	14.10%
Tangible shareholders' equity to tangible assets ratio (non-GAAP)	10.85%	10.61%	10.45%	10.69%	11.73%

Common shares outstanding	211.5	211.6	213.9	214.8	176.7

Book value per share (GAAP)	$17.42	$16.94	$16.89	$17.09	$16.80
Tangible book value per share (non-GAAP)	$12.53	$12.01	$11.98	$12.17	$13.60

APPENDIX D: Tangible Shareholders’ Equity Roll Forward Analysis

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of			Change from
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024	Mar 31, 2025	Jun 30, 2024
(Unaudited, dollars in millions, except per-share data)
Common stock	$2.1	$2.1	$1.8	$—	$0.3
Additional paid in capital	2,189.7	2,188.6	1,673.7	1.2	516.0
Unallocated ESOP common stock	(125.3)	(126.6)	(130.3)	1.3	5.0
Retained earnings	1,916.9	1,842.6	2,076.6	74.3	(159.7)
AOCI, net of tax - available for sale securities	(312.7)	(332.6)	(612.2)	19.9	299.5
AOCI, net of tax - pension	23.8	24.9	6.4	(1.1)	17.4
AOCI, net of tax - cash flow hedge	(10.6)	(16.1)	(48.5)	5.5	37.9
Total shareholders' equity:	$3,683.9	$3,582.9	$2,967.5	$101.0	$716.4
Less: Goodwill and other intangibles	1,034.5	1,042.4	565.2	(7.8)	469.3
Tangible shareholders' equity (non-GAAP)	$2,649.3	$2,540.6	$2,402.3	$108.8	$247.1

Common shares outstanding	211.5	211.6	176.7	(0.1)	34.8

Per share:
Common stock	$0.01	$0.01	$0.01	$—	$—
Additional paid in capital	10.36	10.34	9.47	0.01	0.88
Unallocated ESOP common stock	(0.59)	(0.60)	(0.74)	0.01	0.14
Retained earnings	9.06	8.71	11.75	0.36	(2.69)
AOCI, net of tax - available for sale securities	(1.48)	(1.57)	(3.46)	0.09	1.99
AOCI, net of tax - pension	0.11	0.12	0.04	(0.01)	0.08
AOCI, net of tax - cash flow hedge	(0.05)	(0.08)	(0.27)	0.03	0.22
Total shareholders' equity:	$17.42	$16.94	$16.80	$0.49	$0.63
Less: Goodwill and other intangibles	4.89	4.93	3.20	(0.03)	1.69
Tangible shareholders' equity (non-GAAP)	$12.53	$12.01	$13.60	$0.52	$(1.07)

Note: columns may not foot due to rounding.